SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                           PROFILE TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
            (Exact name of registratant as specified in its charter)


           Delaware                                     91-1418002
----------------------------------------    ------------------------------------
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

       5 Strickland Place, Manhasset, NY                     11030
--------------------------------------------------------------------------------
          (Address of principal executive offices)         (Zip Code)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the folloging box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instructions A.(c)(2), please check the following box. [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

   Title of each class                       Name of each exchange on which
   to be so registered                       each class is to be registered

       None
 ---------------------------------           -----------------------------------

 ---------------------------------           ----------------------------------

 ---------------------------------           ----------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:

                           .001 par value common stock
--------------------------------------------------------------------------------
                                (Title of class)

Item 1.  Description of Registrant's Securities to be Registered.
         --------------------------------------------------------

          $.001 par value common stock. This description is incorporated by reference to the Registrant's registration statement No. 333-4714NY.

Item 2.  Exhibits.
         ---------

     1.   Specimen stock certificate of $.001 par value common stock.

     2. Constitutent instruments defining the rights of all holders of each class of such securities are:

          a. Articles of Incorporation of Registrant incorporated by reference to Exhibit 3.1 to Registration Statement No. 333-4714NY.

          b. Bylaws of Registrant incorporated by reference to Exhibit 3.4 to Registration Statement No. 333-4714NY.





                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                             PROFILE TECHNOLOGIES, INC.



Date:     February 7, 1997                 By:   /s/ HENRY GEMINO
     ----------------------------                 ------------------------------
                                                  Henry Gemino
                                                  Executive Vice President